EXHIBIT I



                   JOINT FILING AGREEMENT



          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated April 18, 1996 with respect to the Common Stock, par value $.001 per share, of Executive TeleCard, Ltd., a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby executes this Agreement this 18th day of April 1996.

                         SINGAPORE TELECOMMUNICATIONS LTD.



                         By: /S/ CHIA CHOON WEI
                            ______________________________
                            Name:  Chia Choon Wei
                            Title: Vice President (International
                                   Network)


                         TEMASEK HOLDINGS (PRIVATE) LTD.



                         By: /S/ JANET SEOW
                            ______________________________
                            Name:  Janet Seow
                            Title: Company Secretary